EXHIBIT 8


                                  SUBSIDIARIES


Companies                                 Jurisdiction of     Name
                                          Organization
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Itabira Rio Doce Company Ltd.             Cayman Islands      ITACO

Rio Doe International Finance Ltd.        Bahamas             RDIF

Ferteco Mineracao S.A.                    Brazil              FERTECO

Para Pigmentos S.A.                       Brazil              Para Pigmentos

SIBRA - Eletrosiderurgica Brasileira      Brazil              SIBRA
S.A.

Navegacao Vale do Rio Doce S.A.           Brazil              DOCENAVE

Vale do Rio Doce Aluminio S.A.            Brazil              ALUVALE

CELMAR S.A. - Industria de Celulose e     Brazil              CELMAR
Papel

Florestas Rio Doce S.A.                   Brazil              Florestas Rio Doce

Urucum Minercao S.A.                      Brazil              Urucum

Rio Doce Manganese Europe                 France              RDME